                                                                    EXHIBIT 23.1

                          INDEPENDENT AUDITORS' CONSENT

         We consent to the incorporation by reference in Pre-Effective Amend to the Registration Statement of Reliance Bancorp, Inc. on Form S-4 of our report dated July 23, 1998, incorporated by reference in the Annual Report on Form 10-K of Reliance Bancorp, Inc. for the year ended June 30, 1998 and to the reference to our firm the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ KPMG PEAT MARWICK LLP
---------------------------



Melville, New York
October 13, 1998




                                      A-1